Exhibit 2.1

                            SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (the "Agreement") is entered into and effective as of April 16, 2001 by and between Shane Hackett as the authorized representative of the shareholders of Hackett Media Inc. a Florida corporation (H.M.I.) who are parties to this Agreement (collectively the "SHAREHOLDERS"), and whose name is set forth in the attached Schedule "A", Hackett and Innovative Software Technologies, a California corporation
 ("the Company").

1.       RECITALS

     This Agreement is entered into with reference to and in contemplation of the following facts, circumstances and representations:

1.1. The SHAREHOLDERS are the owners of all of the ownership or membership interests in (the "H.M.I. Shares").
1.2. The company desires to issue a total of 13,077,954 shares of its common stock (the "Company Shares") to the SHAREHOLDERS in exchange for the H.M.I. Shares.
1.3. The SHAREHOLDERS desire to exchange the H.M.I. Shares for the Shares in accordance with the terms and conditions of the Agreement.
1.4.     H.M.I. desires that this transaction be consummated.

2.       EXCHANGE AND ISSUANCE OF SHARES

2.1. Exchange of the Shares: The Company shall exchange and deliver to the SHAREHOLDERS, a total of 13,077,954 restricted shares of the Company common stock in accordance with the allocation set forth in the attached Schedule "A".
2.2. Exchange of H.M.I. Shares: At the closing, the SHAREHOLDERS shall exchange and deliver to the Company the 1,000 H.M.I. Shares which represent all of the ownership interests in H.M.I.
2.3. Nature of the Shares: The SHAREHOLDERS shall be issued the Company Shares, which unless otherwise contractually restricted, shall be subject to a one (1) year holding period before the Company Shares are eligible for sale in the U.S. public market. The sale of the Company Shares will be further limited by the resale provisions of SEC Rule 144.
2.4. Restricted nature of the Company Shares: Notwithstanding the one (1) year holding period for the Company Shares, a SHAREHOLDER who becomes an "affiliate" or "control person" of the Company will be subject to certain limitations with respect to the sale of it's the Company shares. Accordingly, as a result of such a designation, the sale of the Company Shares will be limited by SEC Rule 144.
2.5. Private Sale Acknowledgment: The parties acknowledge and agree that the exchange and issuance of the Company Shares is being undertaken as a private sale pursuant to Section 4 (2) of the Securities Act of 1933, as amended and is not being transacted via a broker-dealer and/or in the public market place.
2.6. Status of Present Share ownership and Contemplated Share Issuance by the Company: The parties hereto acknowledge and agree that the Company will issue the 13,077,954 Company Shares. Accordingly and upon the Closing of the share exchange contemplation by this Agreement, that the following will be resulting share ownership of the Company:

          Name                                   No Shares           %Ownership
         Original Company Shareholders           1,453,106               10%
         H.M.I. Shareholders                    13,077,954                90%

              Totals                            14,531,060               100%

3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The COMPANY represents and warrants to the SHAREHOLDERS and H.M.I. as follows:

3.1. Organization: The Company is a corporation duly incorporated and validly existing under the laws of the State of California and is in good standing with respect to all of its regulatory filings.
3.2. Capitalization: The authorized capital of the Company consists of 20,000,000 common shares with a no par value with the exception of the common shares described in Paragraph 2.6, no common shares will have been validly authorized and issued by the COMPANY prior to the Closing of the contemplated share exchange.
3.3. Financial Statements: The Company has furnished to the SHAREHOLDERS and H.M.I. unaudited financial statements for the period ending 31 December 2000. That at the Closing the financial affairs of the Company will be materially the same as represented in the financial statements for the period ending 31 December 2000.
3.4. Books and Records: All material transactions of the Company have been promptly and properly recorded or filed in or with its books and records and the Minute Book of the Company contains records of all meetings and proceedings of the shareholders and directors thereof.
3.5. Legal Compliance: To the best of its knowledge, the Company is not in breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which the Company is subject or which apply to it or any of its assets.
3.6. Tax Returns: All tax returns and reports of the Company required by law to be filled prior to the date hereof have been filed and are substantially true, complete and correct and all taxes and governmental charges have been paid.
3.7. Adverse Financial Events: The Company has not experienced nor is it aware of any occurrence or event, which has had or might reasonably be expected to have a material adverse effect on its financial condition.
3.8. Disputes, Claims and Investigations: there are no disputes, claims, actions, suits, judgements, investigations or proceedings outstanding or pending or to the knowledge of the Company threatened against or affecting the Company at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau or agency.
3.9. Employee Liabilities: The Company has no known liability to former employees or any liability to any governmental authorities with respect to current or former employees.
3.10. Conflicts or Agreement Violations: the execution, delivery and performance of this Agreement will not conflict with or be in violation of the articles or by-laws of the Company or of any agreement to which the Company is party and will not give any person or company a right to terminate or cancel any agreement or right enjoyed by the Company and will not result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favor of a third party upon or against the assets of he Company.
3.11. Validly Issued and Authorized the Company Shares: That the Shares will be validly authorized and issued by the Company, they will be fully paid and non-assessable and they will be issued in full compliance with all federal and state securities laws.
3.12. Restrictive Legend: That the Company Shares will have a restrictive legend imposed thereon identifying them as "Restricted Shares" which are subject to the conditions and limitations of SEC Rule 144 with respect to their sale in the U.S. public market place.
3.13. Validly Issued and Authorized Outstanding Shares of The Company: That all of the issued and outstanding common shares of the Company are validly issued, authorized and issued, fully paid, and non-assessable, and that the outstanding shares have been so issued in full compliance with all federal and state securities laws.
3.14. Corporate Authority: The officers or representatives of the Company executing this Agreement represent that they have been authorized to execute this Agreement pursuant to a resolution of the Board of Directors of the Company.

4.       REPRESENTATIONS OF SHAREHOLDERS AND H.M.I.

The Shareholders and H.M.I. collectively and individually hereby represent and warrant to the Company as follows:

4.1. Share Ownership: That the SHAREHOLDERS are the owners, beneficially and of record, of 1,000 H.M.I. Shares and said shares are free and clear of all liens, encumbrances, claims, charges and restrictions.
4.2. Transferability of H.M.I. Shares: That the SHAREHOLDERS have full power to transfer the H.M.I. Shares to the Company without obtaining the consent or approval of any other person or governmental authority.
4.3. Validly Issued and Authorized Shares: That the H.M.I. Shares are validly authorized and issued, fully paid, and nonassessable, and the H.M.I. Shares have been so issued in full compliance with all securities laws of the State of Florida.
4.4. Organization: H.M.I. is a corporation duly incorporated and validly existing under the laws of the State of Florida and is in good standing with respect to all of its regulatory filings.
4.5. Capitalization: That the H.M.I. Shares represent one hundred percent (100%) of the ownership or membership interest in H.M.I. and that such interest were validly issued and are fully paid on non-assessable interest.
4.6.     Financial  Statements:  H.M.I.  will  furnished  to H.M.I.  the company audited financial statements for the three 3 year period ending December 31, 2000. That at the closing the financial affairs of H.M.I. will be materially the same as represented in these same financial statements.
4.7. Books and Records: All material transactions of H.M.I. have been promptly and properly recorded or filed in or with its books and records and the Minute Book of H.M.I. contains records of all meetings and proceedings of the members and directors thereof.
4.8. Legal Compliance: H.M.I. is not in breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which H.M.I. is subject or which apply to it or any of its assets.
4.9. Tax Returns: All tax returns and reports of H.M.I. required by law to be filed prior to the date hereof have been filed and are true, complete and correct and all taxes and governmental charges have been paid.
4.10. Adverse Financial Events: H.M.I. has not experienced nor is it aware of any occurrence or event which had or might reasonably be expected to have a material adverse effect on its financial condition.
4.11. Disputes, Claims and Investigations: There are no disputes, claims, actions, suits judgements, investigations or proceedings outstanding or pending or to the knowledge of H.M.I. threatened against or affecting H.M.I. at law or in equity or before or by any federal, municipal or other governmental department, commission, board, bureau or agency.
4.12. Employee Liabilities: H.M.I. has no liability to former employees or any liability to any government authorities with respect to current or former employees.
4.13. No Conflicts or Agreement Violations: The execution, delivery and performance of this Agreement will not conflict with or be in violation of the Articles of Incorporation of H.M.I. or of any agreement to which H.M.I. is a party and will not give any person or company a right to terminate or cancel any agreement or right enjoyed by H.M.I. and will not result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favor of a third party upon or against the assets of H.M.I.
4.15. No Liens: That H.M.I. has not received a notice of any assignment, lien, encumbrance, claim or charge against the H.M.I. shares.
4.16. Corporate Authority: The officers or representatives of H.M.I. executing this agreement represent that they have been authorized to execute this Agreement pursuant to a resolution of the Board of Directors of H.M.I.

5.       REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS ALONE

     The SHAREHOLDERS alone further represent and warrant to the Company as follows with respect to the Company Shares:

5.1 Financially Responsible: That they are financially responsible, able to meet their obligations and acknowledge that this investment will be speculative.

5.1. Investment Experience: That they have had experience in the business of investments in one or more of the following: (i) investment experience with securities such as stocks and bonds; (ii) ownership of interest in partnerships, new ventures and start-up companies; (iii) experience in business and financial dealings; and that they can protect their own interest in an investment of this nature and they do not have an "Investor Representative", as that term is defined in Regulation D of the Securities Act of 1933 and do not need such and Investor Representative.
5.2. Investment Risk: That they are capable of bearing the high degree of economic risks and burdens of this investment, including but not limited to the possibility of complete loss of all their investment capital and the lack of a liquid market, such that they may not be able to liquidate readily the investment whenever desired or at the then current asking price.
5.3. Access to Information: That they have had access to the information regarding the financial condition of the Company and they were able to request copies of such information, ask questions of and receive answers from the Company regarding such information and any other information he desires concerning the Company shares, and all such questions have been answered to his full satisfaction.

5.4. Private Transaction: That at no time was he presented with or solicited by any leaflet, public promotional meeting, circular, newspaper or magazine article, radio or television advertisement or any other form of general advertising
5.5. Investment Intent: The Company Shares are not being purchased with a view to or for the resale or distribution thereof and they have no present plans to enter into any contract, undertaking, agreement or arrangement for such resale or distribution.
5.6. Due Diligence: That the SHAREHOLDERS shall have completed a due diligence review of the affairs of the Company and are satisfied with the results.


6.       CLOSING, ESCROW HOLDER AND CONDITIONS TO CLOSING

6.1. Exchange Closing: The closing of the share exchange as contemplated by this Agreement (the "Closing") shall take place in Los Angeles, California, at such time and place as may be agreed among by the parties, but in no event later than April 15, 2001, unless otherwise extended in writing by the parties. The parties appoint J.A. Davies as the Escrow holder.



6.2.     Closing:  Prior to the Closing the following will be required:

         1. Delivery of H.M.I. Shares: The SHAREHOLDERS shall deliver to the Escrow Holder the certificate or certificates representing the H.M.I. Shares registered in the name of the SHAREHOLDERS duly endorsed for transfer accompanied by duly executed assignments of the H.M.I. Shares to the Company.

         2. Delivery of the Company Shares: The Company shall deliver to the Escrow Holder a total of 13,077,954 of the Company Shares registered in the names of the SHAREHOLDERS as set forth in Schedule "A."

         3. Delivery of Certificates of Good Standing: Each party shall deliver to the Escrow Holder a current Certificate of Good Standing issued by the Florida Secretary of State and California Secretary of State.

         4. Requisite Corporate Resolutions: Each party shall deliver to the Escrow Holder certified copies of resolutions for their respective Boards of Directors authorizing the subject transaction.

         5. Satisfactory Completion of Due Diligence: Each party shall deliver to the Escrow holder written notice that is has completed its due diligence investigation and is satisfied with the results of such investigation.

         6. Documents: Both parties shall deliver to the Escrow Holder such other documents as are required by the terms and conditions of the Agreement.

         7. Appointment of Directors: The Company shall deliver to the Escrow Holder certified resolutions of the The Company Board of Directors for the following actions (1) the appointment of Shane Hackett as the President of the Company; and (2) the appointment of Shawn M. Thomas as Secretary of the Company.

                  a.  Close  of  Transaction:   The  subject  transaction  shall
                      `close' upon the satisfaction of the above conditions.

                  b. Notices: All notices given pursuant to the Agreement must be in writing and may be given by (1) personal delivery, or (2) registered or certified mail, return receipt requested, or (3) via facsimile transmission to the Escrow Holder and the parties as set forth below. Any party hereto may by notice so given change its address for any future notices:







ESCROW HOLDER                                 J.A. DAVIES
                                              Suite 151
                                              9114 Adams Avenue
                                              Huntington Beach CA 92646

SHAREHOLDERS                                  SHANE HACKETT
AND H.M.I.                                    1900 Alaqua Drive
                                              Longwood, FL. 32779

The Company                                   1900 Alaqua Drive
                                              Longwood, FL. 32779

7.       COOPERATION,ARBITRATION, INTERPRETATION, MODIFICATION AND ATTORNEY FEES
7.1 Cooperation of parties: The parties further agree that they will do all things necessary to accomplish and facilitate the purpose of this Agreement and that they will sign and execute any and all documents necessary to bring about and perfect the purposes of this Agreement.
7.2 Arbitration: The parties hereby submit all controversies, claims and matters of difference arising out of this Agreement to arbitration in Los Angeles, California according to the rules and practices of the American Arbitration Association from time to time in force. The submission and agreement to arbitrate shall be specifically enforceable. The Agreement shall, further be governed by the laws of the State of California.
7.3 Interpretation of Agreement: The Parties agree that should any provision of this Agreement be found to be ambiguous in any way, such ambiguity shall not be resolved by construing such provisions or any part of or the entire Agreement in favour of or against any party herein, but rather by construing the terms of the Agreement fairly and reasonably in accordance with their generally accepted meaning.
7.4 Modification of Agreement: This Agreement may be amended or modified in any way at any time by an instrument in writing stating the manner in which it is amended or modified and signed by each of the parties hereto. Any such writing amending or modifying this Agreement shall be attached to and kept with this Agreement.
7.5 Attorney Fees: If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of the Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

7.6 Entire Agreement: This Agreement constitutes the entire Agreement and understanding of the parties hereto with respect to the matters herein set forth, and all prior negotiations, writings and understandings relating to the subject matter of this Agreement are merged herein and are superseded and canceled by this Agreement.
7.7      Counterparts: This Agreement may be signed in one or more counterparts.
7.8 Facsimile Transmission Signatures: A signature received pursuant to a facsimile transmission shall be sufficient to bind a party to this Agreement.

                                    SHAREHOLDERS OF
                                    THE COMPANY


Dated: __________________  BY: _______________________


                                    -------------------------------
                                    Their Authorized Representative


                                    HACKETT MEDIA INC



Date: __________________   BY: _______________________
                                    SHANE HACKETT
                                    PRESIDENT as Representative of the H.M.I.
                                    Shareholders.

                                    ESCROW AGENT


Date: ___________________  BY: _______________________
                                    J.A. DAVIES